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      THIS AGREEMENT is made as of the _ day of February, 1996, among FTI, Inc.,
c/o Beachport Entertainment Corp., 517 North Robertson Blvd., Los Angeles, California 90048, Attention: Barry Mendelson, President ("Company"), David Zippel, 16 West 86th Street, Apt. 2B, New York, New York 10024 ("Zippel") and Marvin Hamlisch, Inc. ("Lender") f/s/o Marvin Hamlisch ("Hamlisch", together with Zippel, are referred to herein as "Composers") in connection with the creation of music by Composers for the "Fairy Tales On Ice" program presently entitled "Through The Looking Glass" and starring Nancy Kerrigan (the
"Program"). (Lender, together with Zippel, are referred to herein as "Owners").


1. Services. Company hereby engages (i) Lender to provide the services of Hamlisch to compose the music and (ii) Zippel to write the lyrics for two (2) original musical compositions (one of which is intended to be the theme song for the Program, hereinafter referred to as the "Theme Song") to be included in the Program (the "Compositions").

2. License and Grant of Rights.

            (a) Owners hereby grant to Company, its licensees and assigns, the following exclusive rights and licenses, throughout the world and in perpetuity, in all media, whether now known or hereafter devised (including, without limitation, theatrical, non-theatrical, home video, free, pay and satellite television):

                  (i) to record and synchronize all or any portion of the Compositions in timed relation with visual images of the Program (including promos, clips, advertising and trailers), and to re-record, reproduce and otherwise make copies of the Compositions as synchronized with the Program in any and all visual or audiovisual formats, including for use in television and radio commercials, but only for purposes of news and for promotion of the Program;

                  (ii) to record, reproduce and otherwise make copies of the Compositions in any mechanical format, as a soundtrack album of the Program (a "Soundtrack Album");

                  (iii) to market, sell, distribute or disseminate to the public copies of the Program and a Soundtrack Album by sale, rental, license, lease or otherwise, in any and all formats; and

                  (iv) the right to exercise any of the rights granted in subparagraphs (i), (ii) and (iii) above with respect to a compilation program of the Program along with portions of other "Fairy Tales" programs produced by Company or a compilation soundtrack album of compositions from the Program along with


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compositions from other "Fairy Tales" programs produced by Company (as used herein, "Program" or "Soundtrack" shall be deemed to include any such compilation program or soundtrack, as appropriate).

                  (v) subject to the rights of regularly established performing rights societies, to broadcast, exhibit, display and/or perform the Compositions publicly in connection with the Program (it being understood that Owners, Composers or their designees shall be entitled to receive one hundred (100%) percent of both writer's and publisher's shares of performance royalties for television/radio performances from any performing right society to which they belong).

            (b) Company shall have the right and may grant to others the right to reproduce, print, publish, or disseminate Composers' names, approved pictures, approved likenesses and approved biographical information in connection with the Program for advertising purposes.

            (c) As between Company, Owners and Composers, Owners and/or Composers (as the case may be) and/or their respective designees, shall own all right, title and interest, including, without limitation, the copyright and any renewals or extensions thereof, throughout the universe, in the Compositions.

            (d) It is understood and agreed that Company's exclusive rights in and to the Compositions are only granted in connection with the Program and a Soundtrack Album and that Company may only use the Compositions in the Program (in any and all visual formats in which the Program might be delivered, transmitted or reproduced, including, without limitation, live performances of the Program), a Soundtrack Album (in any and all audio formats in which a Soundtrack Album might be delivered, transmitted or reproduced) and in the advertising, promotion and marketing of the foregoing, and for no other purpose. Owners hereby expressly reserve all rights not specifically granted to Company hereunder. Notwithstanding the foregoing, Composers and Owners agree that they will not solicit a recording of a Composition by a third party until the date which is six (6) months following the earlier of (i) recording of a videocassette of the Program or (ii) release of a videocassette of the Program.

            (d) Notwithstanding anything to the contrary contained herein, Company may not utilize the Compositions in connection with animation, whether intended for television, videotape, theatrical release or otherwise.

            (e) Company agrees that the Theme Song will be included in any production of the Program produced by Company in accordance with the rights granted to Company pursuant to this paragraph 2


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3.   Delivery. Composers shall deliver the Compositions to Company in such form as Company shall reasonably request by February 22, 1996. Any expenses of recording necessary to fulfill Company's request shall be borne by Company.

4. Right of First Refusal. In the event Company or its affiliates, designees or assignees shall produce additional programs in the "Fairy Tales On Ice" series, Hamlisch shall have a right of first refusal to compose the musical compositions for such additional programs with a lyricist to be chosen in Hamlisch's sole discretion. Lender and/or Hamlisch shall, within thirty (30) days following receipt of notice from Company of Company's intent to produce an additional program, notify Company of Hamlisch's exercise of his right to compose the musical compositions for such additional program. The material terms of such engagement shall be substantially similar to the terms set forth herein with respect to the Program, provided that the compensation for such additional programs shall in no event be less than that set forth herein. The foregoing right of first refusal shall not apply with respect to the programs entitled "Sleeping Beauty" and "Peter and the Wolf".

5. Term. The term of this Agreement shall commence on the date hereof and shall continue until Composers have fully rendered the required services hereunder.

6. Compensation. As consideration for all services rendered by Composers hereunder and all rights granted to Company hereunder:

     Lender and Zippel shall be entitled to receive the following compensation, to be paid in equal amounts to Lender and Zippel:

            (a) A one-time payment of Fifteen Thousand ($15,000.00) Dollars per Composition, payable one-half upon execution hereof and one-half upon the delivery by Composers to Company of the Compositions. The foregoing amount is a non-returnable, non-recoupable fee for services.

            (b) If the Program is broadcast on network television, a one-time payment of Twenty-Five Thousand ($25,000.00) Dollars per Composition or portion thereof contained in such broadcast of the Program, payable upon the first broadcast of the Program;

            (c) If the Program is broadcast on basic cable television, a one-time payment of Five Thousand ($5,000.00) Dollars per Composition or portion thereof contained in such broadcast of the Program, payable upon the first broadcast of the Program;

            (d) If the Program is broadcast on pay cable or pay-per-view television, a one-time payment of Fifteen Thousand ($15,000.00) Dollars per Composition or portion thereof contained in such broadcast of the Program, payable upon the first broadcast of the Program;

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            (e) If the Program is adapted into a motion picture, a one-time payment of of Fifty Thousand ($50,000.00) Dollars per Composition or portion thereof contained in such motion picture of the Program, payable upon Company's securing access to the financing of a substantial portion of the budget of such motion picture of the Program;

            (f) If the Program is released as a home videocassette, a royalty of Fifteen ($0.15) Cents per Composition or portion thereof contained on such videocassette of the Program, payable with respect to each videocassette of the Program distributed and sold.

            (g) With respect to performances of the Program before a live audience, two and one-half (2-1/2%) percent of the gross weekly box office receipts of the Program. As used herein, "gross weekly box office receipts" shall mean all sums received from ticket sales to the Program allocable to performances given in such week, less all applicable federal and other admission taxes or similar taxes which may be now or hereafter imposed upon admission; any and all booking commissions, charges or expenses (provided that the contract with the venue at which such production of the Program is being presented allows deduction of such commissions against gross weekly box office receipts); any customary fees or commissions actually paid in connection with subscriptions, theater parties, group sales or benefits, telephone charge services, credit card organizations such as, American Express, and automatic ticket distribution or remote box offices; discounts applicable to subscriptions, theater parties, group sales or benefits and/or organizations similar to TKTS; and library discounts and commissions, entertainment taxes, admission taxes, federal, state or municipal, value added taxes, and foreign artist union taxes, if any.

            (h) Owners and Composers acknowledge that (i) Company will not be required to pay any additional compensation in connection with the use of the Compositions for news clips, advertising or other promotional purposes and (ii) the one-time payments referred to in this paragraph 2 shall not apply with respect to broadcast of a portion of the Program in connection with a segment of a news, current events, news magazine or similar type of program.

7. Soundtrack.


            (a) In addition to the compensation set forth in paragraph 6, with respect to any Soundtrack Album, Company shall cause the applicable record label to pay directly to Lender and Zippel a royalty of two and one-half (2-1/2%) percent of the suggested retail list price for top-line, full priced net sales of Soundtrack Albums sold throughout the world. Royalties under this paragraph
(a) will be computed, calculated and paid on the same basis (e.g., packaging deductions, free goods, reserves, discounts, return policy, taxes, etc.), and at the same times as royalties are computed, calculated, adjusted, reduced and paid to Company by the applicable record label or distributor. In addition to the foregoing, Company shall pay to Lender


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and Zippel an amount equal to two and one-half (2-1/2%) percent of any non-returnable advance received by Company with respect to a Soundtrack Album.

            (b) In the event Company or its licensee releases a Soundtrack Album, Company shall pay (or cause its licensee to pay directly) to Lender and/or Zippel, or their designees: (a) a mechanical license royalty of one hundred (100%) percent of the minimum compulsory license rate under the United States copyright law on the date of delivery of a Soundtrack Album to the applicable record company based on net sales of albums distributed and sold in the United States; (b) a mechanical license royalty of one hundred (100%) percent of the minimum compulsory license rate under the Canadian copyright law on the date of delivery of a Soundtrack Album to the applicable record company based on net sales of albums distributed and sold in Canada, and (c) a mechanical license royalty for records distributed and sold outside of the United States and Canada at one hundred (100%) percent of the standard rate payable in the territory of distribution on the date of delivery of a Soundtrack Album to the applicable record company based on net sales of albums distributed and sold in such territory.


            (c) Owners and Composers hereby grant to Company the right to enter into an agreement for a Soundtrack Album provided that such agreement shall be subject to Owner's and Composers' reasonable approval, not to be unreasonably withheld or delayed.


8. Accounting. Company will use its best efforts to insure that all monies due pursuant to paragraphs 6 and 7 will be paid directly to Lender and/or Zippel, as the case may be, by the parties with whom Company has contracted. Company will use its reasonable effort to insure that all such parties shall send copies of all statements sent to Company directly to Lender and/or Zippel, as the case may be. In the event any payments are not made directly to Lender or Zippel, Company will compute any royalties due hereunder as of each June 30th and December 31st for the prior calendar half year. Within ninety (90) days from the end of each calendar half year (or at such intervals as Company is paid by the applicable distributor), Company will send to Lender and/or Zippel, as the case may be, a statement covering those royalties and will pay any royalties which are then due. If Company makes any overpayment hereunder, the recipient of such overpayment will reimburse Company for it; Company may also deduct it from any payments due or becoming due to the recipient of such overpayment. Company will maintain books and records with respect to monies received from the exploitation of the Compositions. Owners may, at their own expense, examine those books and records related solely to the monies received from the exploitation of the Program, for the purpose of verifying the accuracy of the statements sent to it hereunder. Owners may make such an examination for a particular statement only once during any twelve (12) month period and only during Company's usual business hours, and at the place where it keeps the books and records to be examined. Owners will notify Company at least thirty (30) days before the date when it plans to begin an examination. Owners may appoint a certified


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public accountant to make such an examination for them. Company will use its best efforts to insure that Owners have the right to directly audit, soley with respect to the Compositions, the books and records of any third party with whom Company contracts.


9. Termination. In the event Company terminates Composer's services hereunder without legal justification or reasonable cause, then, Company shall pay Lender and/or Zippel, as the compensation set forth herein in the same manner and at the same times as such compensation would otherwise be payable.


10. Credit. Composers shall receive credit with respect to each Composition included in the Program on two separate lines in the form of "Music by Marvin Hamlisch, Lyrics by David Zippel" as follows: (i) in the playbill or other program for live performances of the Program, (ii) screen credit on a separate card in the main titles of any television broadcast or motion picture of the Program (or the end titles thereof if the producer, director and writer credits only appear in the end titles) and (iii) in all paid advertising for the Program where principal creators of the Program receive credit (whether for a live, motion picture, television or videotape production of the Program or a Soundtrack Album) issued by or under Company's direct control in which the billing block appears.


11. Confidentiality. This Agreement and the contents hereof constitute a confidential business relationship among the parties. Company acknowledges that significant damage could be done to Owners and Composers should the financial terms of this Agreement become public knowledge. Company agrees that it will not reveal the terms of this Agreement to any third party (excluding agents, attorneys, representatives and others to whom it has a legal obligation to disclose such information, including, without limitation, ABC Video Productions, Inc.) and that it will exercise reasonable precautions to insure that neither Company nor its employees or agents shall allow the terms of this Agreement to become public knowledge except as shall be necessary to fulfill the terms of this Agreement. In connection with the foregoing, Company acknowledges that the services of Composers are being supplied to Company at a significantly reduced fee as an accommodation to Company and Company agrees that, in the event of a breach by Company, an employee or an agent of Company of the terms of this paragraph 11, Company shall pay to the Owners the additional amount of Fifty Thousand ($50,000.00) Dollars as additional compensation hereunder.


12. Assignment. Company shall have the right to assign this Agreement, provided that the assignee assumes all of Company's obligation hereunder in writing and Company shall remain secondarily liable hereunder. Owners shall not have the right to assign this Agreement until Owners' and Composers' services are completed without Company's prior written consent. This Agreement shall inure to the benefit


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of Company and Owners' and Composers' successors, assigns, licensees and grantees, as the case may be.

13. Notices. All notices hereunder shall be in writing and shall be given by personal delivery, registered or certified mail or telegraph (prepaid), at the addresses shown above, or such other address or addresses as may be designated by either party. Notices shall be deemed given when mailed or delivered to a telegraph office, except that notice of change of address shall be effective only from the date of its receipt. All notices to Company shall be sent to the attention of Mr. Barry Mendelson. Copies of all notices to Lender, Composers or Owners shall be sent to Shukat Arrow Hafer & Weber, L.L.P., 111 West 57th Street, Suite 1120, New York, New York 10019, Attention: Allen H. Arrow, Esq. Copies of all notices to Company shall be sent to Levy & Freundlich, LLP, 501 Madison Avenue, New York, New York 10022, Attention: Benton J. Levy, Esq.

14. Travel. If Composers are required, pursuant to a specific request by Company, to travel in connection with the rendition of services hereunder, Company shall reimburse Composers for reasonable first class travel and accommodation living expenses.

15.   Miscellaneous.

      (a) This Agreement has been entered into in the State of New York and the validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of New York applicable to contracts entered into in the State of New York. The New York Courts (State and Federal) only, will have jurisdiction of any controversies regarding this Agreement; any action or other proceeding which involves such a controversy will be brought in those courts, and not elsewhere. Any process in any such action or proceeding may, among other methods, be served upon either party by delivering it or mailing it, by registered or certified mail, directed to the address first above written or such other address as such party may designate pursuant to paragraph 13. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York.

      (b) This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and cannot be changed or terminated except by an instrument signed by the parties hereto. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of an other remedy, right, undertaking, obligation or agreement of either party. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, the same shall not affect any other provision of this agreement.

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      (c) This Agreement may be executed in counterparts, each of which constitutes an original and both of which together constitute one and the same instrument, which shall be binding and effective as to both parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


FTI, INC.

By: /s/ BARRY MENDELSON
  ----------------------------------
    Name:
    Title:


MARVIN HAMLISCH, INC.

By: /s/ MARVIN HAMLISCH
  ----------------------------------
    Name:
    Title:

/s/ DAVID ZIPPEL
------------------------------------
David Zippel


ACKNOWLEDGED AND AGREED WITH RESPECT
TO PARAGRAPH 11


CAPITAL CITIES/ABC VIDEO PUBLISHING, INC.

By: [signature illegible]
  ----------------------------------
    Name:
    Title:

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                                   INDUCEMENT

      In order to induce FTI, Inc. ("Company") to enter into the above agreement with Marvin Hamlisch, Inc. ("Lender") and David Zippel (the "Agreement"), Marvin Hamlisch ("Hamlisch"):


            1. Assents to the execution of the Agreement and agrees to be bound by all grants, restrictions, and other provisions of it relating to Hamlisch; and

            2. Acknowledges that Company will have no obligation to make any payments to Hamlisch in connection with the services rendered by Hamlisch.

            3. Guarantees, absolutely and unconditionally, the full performance by Lender of all of Lender's obligations under the Agreement; and

            4. Agrees to indemnify and hold Company harmless from any loss, damage, liability or expense (including, but not limited to outside attorneys, fees and legal expenses) which arise from any failure by Lender to fulfill Lender's obligations under the Agreement, or which are incurred by Company in the enforcement of its rights under this guarantee.

            5. Hamlisch's liability under this guarantee is direct and immediate, and is not conditioned upon the pursuit by Company of any remedy it may have against Lender.


Dated:                          /s/ MARVIN HAMLISCH
      ----------------------    ----------------------------
                                MARVIN HAMLISCH


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